Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes - Oxley Act of 2002.

The certification set forth below is being submitted in connection with AES Ironwood, L.L.C.’s annual report on Form 10-K (the “Report”) for the purpose of complying with Section 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

A. W. Bergeron, the President and Michael Carlson, the Chief Financial Officer of AES Ironwood, L.L.C., each certifies that, to the best of his knowledge:

1.               the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.               the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AES Ironwood, L.L.C.

Date:  March 30, 2004

/s/ A.W. Bergeron
Name: A.W. Bergeron
President

/s/ Michael Carlson
Name: Michael Carlson
Chief Financial Officer